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                                                                    EXHIBIT 21.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 31, 2006

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                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
Changepoint International SRL .............................   Barbados
Compuware A.B. ............................................   Sweden
Compuware AG ..............................................   Switzerland
Compuware Austria GmbH ....................................   Austria
Compuware A/S .............................................   Denmark
Compuware Asia-Pacific Holdings Ltd. ......................   Hong Kong
Compuware Asia Pacific Limited ............................   Hong Kong
Compuware Asia Pacific Pte. Ltd. ..........................   Singapore
Compuware Asia-Pacific Pty. Ltd. ..........................   Australia
Compuware B.V. ............................................   Netherlands
Compuware Corporation of Canada ...........................   Canada
Compuware Covisint (Shanghai) Software Services Co. Ltd. ..   China
Compuware de Mexico .......................................   Mexico
Compuware do Brasil S/A ...................................   Brazil
Compuware Europe B.V. .....................................   Netherlands
Compuware Finland OY ......................................   Finland
Compuware Foreign Sales Corporation .......................   Barbados
Compuware Global Services, Inc. ...........................   Michigan
Compuware GmbH ............................................   Germany
Compuware India Software Operations Private Ltd. ..........   India
Compuware International I LLC .............................   Michigan
Compuware Japan Corporation ...............................   Japan
Compuware Korea Ltd. ......................................   Korea
Compuware Ltd. ............................................   United Kingdom
Compuware Nordic AS .......................................   Norway
Compuware NV/SA ...........................................   Belgium
Compuware Overseas Holding Corporation ....................   Michigan
Compuware S.A. ............................................   Spain
Compuware S.A.R.L .........................................   France
Compuware System Software B.V. ............................   Netherlands
Compuware Sp. Z.o.o........................................   Poland
Compuware SpA .............................................   Italy
Reliant Data Systems Inc. .................................   Delaware
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